UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):				November 12, 2021

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		1-9172		34-1505819
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

5875 Landerbrook Drive
Suite 220
Cleveland,	Ohio			44124-4069
(Address of principal executive offices)				(Zip code)
		(440)	229-5151
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1 par value per share	NC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2021, NACCO Industries'® ("NACCO") wholly owned subsidiary, The North American Coal Corporation® ("NACoal"), entered into an amended and restated credit agreement with the Guarantors and Lenders, as defined in the credit agreement, and KeyBank National Association as Syndication Agent, PNC Bank National Association as Administrative Agent and KeyBanc Capital Markets Inc. and PNC Capital Markets LLC as Joint Lead Arrangers and Joint Bookrunners, for a four year, $120.0 million secured revolving line of credit (the “Facility”). The Facility has performance-based pricing, which sets interest rates based upon achieving various levels of debt to EBITDA ratios, as defined in the Facility. Borrowings bear interest at a floating rate plus a margin based on the level of debt to EBITDA ratio achieved, which can be either a base rate plus a margin ranging from 1.25% to 1.75%, or LIBOR plus a margin ranging from 2.25% to 2.75%.

In addition, the Facility contains a commitment fee which is also based upon achieving various levels of debt to EBITDA ratios. The commitment fee ranges from 0.35% to 0.45% per year on the unused commitment.

The Facility contains restrictive covenants, which require, among other things, NACoal to maintain a maximum debt to EBITDA ratio of 2.75 to 1.00 and an interest coverage ratio of not less than 4.00 to 1.00. The Facility provides the ability to make loans, dividends and advances to NACCO, with some restrictions based on maintaining a maximum debt to
EBITDA ratio of 1.50 to 1.00, or if greater than 1.50 to 1.00, a Fixed Charge Coverage Ratio of 1.10 to 1.00, in conjunction with maintaining unused availability thresholds of borrowing capacity, as defined in the Facility, of $15.0 million.

The proceeds of the Facility will be used to pay for transaction fees and expenses related to entering into the Facility and for general corporate purposes.

The obligations of NACoal under the Facility are guaranteed by certain of NACoal's direct and indirect, existing and future domestic subsidiaries, and is secured by certain assets of NACoal and the guarantors, subject to customary exceptions and limitations.

The foregoing summary of the Facility is qualified in its entirety by reference to the Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits

10.1
Amended and Restated Credit Agreement by and among The North American Coal Corporation and the Guarantors party thereto and the Lenders party thereto and KeyBank National Association as Syndication Agent, PNC Bank National Association as Administrative Agent and KeyBanc Capital Markets Inc. and PNC Capital Markets LLC as Joint Lead Arrangers and Joint Bookrunners, dated as of November 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 15, 2021		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Vice President and Controller